Exhibit 23(c)


                                  CONSENT OF COUNSEL


          We have reviewed the statements which are or refer to statements of law and legal conclusions made in this Registration Statement on Form S-4, under Description of the Indenture -- "Security", Description of the 1941 Mortgage - "Security" and
          Description of the 1992 Mortgage - "Security", and we hereby consent to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.


                                                  /s/ Snell & Wilmer LLP
                                                  SNELL & WILMER L.L.P.

          September 30, 1998
          Phoenix, Arizona